                                                                 EXHIBIT 4.4 (r)

                     ELEVENTH AMENDMENT TO LOAN AGREEMENT
                     ------------------------------------

          THIS ELEVENTH AMENDMENT TO LOAN AGREEMENT (this "Amendment"), made and entered into as of January 23, 1995, by and between FORSTMANN & COMPANY, INC., a Georgia corporation ("Borrower"), and GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation ("GE Capital"), as sole "Lender" under the "Loan Agree-ment" hereinafter referred to and as agent for itself and the other "Lenders" who may hereafter become parties to the Loan Agreement (GE Capital, in such capacity, the "Agent").

                                   RECITALS:
                                   --------

          A. Borrower and GE Capital, as a Lender and as Agent, entered into a certain Loan Agreement, dated as of October 30, 1992, as amended (the "Loan Agreement"; capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Loan Agreement) whereby, subject to the terms and conditions set forth therein, GE Capital, as sole Lender thereunder, made the Commitment and the Term Loans available to Borrower; and

          B.    On April 5, 1993, Borrower prepaid the Term Loans in full; and

          C. The Commitment continues in effect and, pursuant thereto, GE Capital, as sole Lender under the Loan Agreement, continues to make Advances to Borrower and to incur Letter of Credit Obligations; and

          D. Borrower has requested that GE Capital make an additional term loan to it under the Loan Agreement in the principal amount of $7,500,000, bearing interest at the rates provided in the Loan Agreement with respect to the Revolving Credit Loan and maturing on October 30, 1997 (or if earlier, on the date of termination of the Commitment) , the proceeds of which shall be used by Borrower to prepay Advances as provided herein, and, subject to the terms and conditions set forth herein and in the Loan Agreement, GE Capital is willing to do so; and

          E. Borrower and GE Capital, as Lender and Agent, desire to enter into this Amendment in order to set forth their mutual understandings regarding such term loan and certain related matters.

          In consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

          1.     AMENDMENTS.  Effective upon satisfaction of all conditions
                 ----------
precedent set forth in Section 2 hereof, the Loan Agreement shall be deemed to be amended as follows:

          (a) AMENDMENTS TO SECTION 1.1 OF THE LOAN AGREEMENT.
              -----------------------------------------------

          (i) Addition of New Defined Terms.  Section 1.1 of the Loan Agreement
              -----------------------------
shall be deemed amended by adding therein in appropriate alphabetical order the following new defined terms:

          "Eleventh Amendment" means the Eleventh Amendment to Loan
           ------------------
          Agreement, dated as of January 23, 1995, between Borrower and GE Capital, as Agent and sole Lender.

          "1992 Term Loans" means, collectively, the term loans in the
           ---------------
          aggregate principal amount of $15,000,000 made by Lenders to Borrower on the Closing Date and repaid in full on April 5, 1993.

          "1992 Term Note" means any of the promissory notes issued by
           --------------
          Borrower in favor of Lenders evidencing the 1992 Term Loans.

          (ii) Amendment to Definition of "Borrowing Base"  The definition of
               ------------------------------------------
"Borrowing Base" contained in Section 1.1 of the Loan Agreement shall be deemed amended by adding at the end of such definition the following sentence:

                 Without limitation of the foregoing, Borrower acknowledges and agrees that on the date on which Lenders make the Term Loans to Borrower the Agent shall establish a reserve against the Borrowing Base in an amount equal to the aggregate outstanding principal amount of the Term Loans ($7,500,000, initially) which reserve shall remain in effect until payment in full of the Term Loans (subject to reduction upon any partial payment or prepayment of the Term Loans by the amount of any such payment or prepayment).

          (iii)  Deletion of Definition of "Excess Cash Flow"   The definition
                 -------------------------------------------
of Excess Cash Flow contained in Section 1.1 of the Loan Agreement shall be deemed to be deleted in its entirety.

           (iv)  Amendment to Definition of "Fixed Charges"  The definition of
                 -----------------------------------------
"Fixed Charges" contained in Section 1.1 of the Loan Agreement shall be deemed amended by deleting clause (c) thereof in its entirety and substituting in lieu thereof the following revised clause (c):

                 (c) principal amortization of Indebtedness during such period, but excluding any mandatory prepayments of the Loans pursuant to Section 3.3.
                    -----------

            (v)  Amendment to Definition of "Fixed Rate Loan".  The definition
                 -------------------------------------------
of "Fixed Rate Loan" contained in Section 1.1 of the Loan Agreement shall be deemed to be deleted in its entirety and the following revised definition of "Fixed Rate Loan" inserted in lieu thereof:

                 "Fixed Rate Loan" means, as applicable, the Term Loans at any
                  ---------------
                 time during which the Term Loans are to bear interest at the Fixed Rate pursuant to Section 3.5 and the Revolving Credit
                                        -----------
                 Loan at any time during which the Revolving Credit Loan is to bear interest at the Fixed Rate pursuant to Section 3.5.
                                                             -----------

          (vi) Amendment to Definition of "Fixed Rates".  The definition of
               ---------------------------------------
"Fixed Rates" contained in Section 1.1 of the Loan Agreement shall be deemed deleted in its entirety and the following revised definition of "Fixed Rate" inserted in lieu thereof:

                 "Fixed Rate" means the LIBOR Rate plus three percent (3%)
                  ----------
                 per annum.

In connection with the foregoing, the term "Fixed Rates", wherever it appears in the Loan Agreement, shall be deemed to refer to the "Fixed Rate".

          (vii)  Amendment to Definition of "Floating Rate Loan". The definition
                 ----------------------------------------------
of "Floating Rate Loan" shall be deemed to be deleted in its entirety and the following revised definition of "Floating Rate Loan" inserted in lieu thereof:

                 "Floating Rate Loan" means, as applicable, the Term Loans at
                  ------------------
                 any time during which the Term Loans are to bear interest at the Floating Rate pursuant to Section 3.4 and the Revolving
                                               -----------
                 Credit Loan at any time during which the Revolving Credit Loan is to bear interest at the Floating Rate pursuant to
                 Section 3.4.
                 -----------

         (viii)  Amendment to Definition of "Floating Rates" The definition of
                 ------------------------------------------
"Floating Rates" contained in Section 1.1 of the Loan Agreement shall be deemed to be deleted in its entirety and the following revised definition of "Floating Rate" inserted in lieu thereof:

                  "Floating Rate" means the Index Rate plus one and one-half
                   -------------                       ----
                  percent (1.5%) per annum.

In connection with the foregoing, the term "Floating Rates", whenever it appears in the Loan Agreement, shall be deemed to refer to the "Floating Rate".

          (ix)  Deletion of Definition of "Quarterly Payment Date".  The
                --------------------------------------------------
definition of "Quarterly Payment Date" contained in Section 1.1 of the Loan Agreement shall be deemed to be deleted in its entirety.

          (x) Deletion of Definitions of "Revolving Credit Loan Fixed Rate" and
              -----------------------------------------------------------------
"Revolving Credit Loan Floating Rate".  The definitions of "Revolving Credit
- ------------------------------------
Loan Fixed Rate" and "Revolving Credit Loan Floating Rate" contained in Section
1.1 of the Loan Agreement shall be deemed to be deleted in their entireties. In connection with the foregoing, the term "Revolving Credit Loan Fixed Rate", wherever it appears in the Loan Agreement, shall be deemed to refer to the "Fixed Rate", and the term "Revolving Credit Loan Floating Rate", wherever it appears in the Loan Agreement shall be deemed to refer to the "Floating Rate".

          (xi)  Amendments to Definitions of "Term Loan" and "Term Loans".  The
                ---------------------------------------------------------
definitions of "Term Loan" and "Term Loans" contained in Section 1.1 of the Loan Agreement shall be deemed to be deleted in their entireties and the following revised definitions of "Term Loan" and "Term Loans" inserted in lieu thereof:

          "Term Loan" means a term loan made by a Lender to Borrower, on
           ---------
          January 23, 1995, pursuant to Section 2.3 "Term Loans" shall mean,
                                        -----------  ----------
          collectively, all of such term loans.

          (xii)  Amendment to Definition of Term Note.  The definition of "Term
                 ------------------------------------
Note" contained in Section 1.1 of the Loan Agreement shall be deemed to be deleted in its entirety and the following revised definition of "Term Note" inserted in lieu thereof:

          "Term Note" means any of the promissory notes, substantially in the
           ---------
          form of Exhibit N, issued by Borrower in favor of a Lender on or
                  ---------
          after January 23, 1995 evidencing the Term Loan made by such Lender. "Term Notes" shall mean, collectively, all of such notes.
           ----------

          (xiii)  Deletion of Definitions of "Term Loan Fixed Rate" and "Term
                  -----------------------------------------------------------
Loan Floating Rate".  The definitions of "Term Loan Fixed Rate" and "Term Loan
- ------------------
Floating Rate" contained in Section 1.1 of the Loan Agreement shall be deemed to be deleted in their entireties. In connection with the foregoing, the term "Term Loan Fixed Rate", wherever it appears in the Loan Agreement, shall be deemed to refer to the "Fixed Rate", and the term "Term Loan Floating Rate", wherever it appears in the Loan Agreement, shall be deemed to refer to the "Floating Rate".

          (xiv)  Amendment to Definition of "Notes".  The term "Notes" contained
                 ----------------------------------
in Section 1.1 of the Loan Agreement shall mean "collectively, the Revolving Credit Notes and the Term Notes".

          (b) AMENDMENT TO SECTION 2.3 OF THE LOAN AGREEMENT. Section 2.3 of the
              ----------------------------------------------
Loan Agreement shall be deemed to be deleted in its entirety and the following revised Section 2.3 substituted in lieu thereof:

          2.3   Term Loans
                ----------

          (a) Subject to the terms and conditions set forth in this Agreement and in the Eleventh Amendment, on January 23, 1995, each Lender shall make a Term Loan to Borrower in an amount equal to the amount set forth beneath the name of that Lender on the signature pages to the Eleventh Amendment. The aggregate principal amount of the Term Loans shall be $7,500,000. Borrower may not re-borrow the Term Loans or any portion thereof once repaid.

          (b) Subject to the terms and conditions set forth in this Agreement and in the Eleventh Amendment, not later than 11 a.m., New York time, on January 23, 1995, each Lender shall make its Term Loan available to the Agent by wire transfer of immediately available funds to the Agent's Deposit Account. Upon fulfillment of the applicable conditions set forth in this Agreement and in the Eleventh Amendment, each such Term Loan shall be made available to Borrower by the Agent by wire transfer of immediately available funds, as instructed by Borrower, to the extent actually received from Lenders. No Lender shall be responsible for the failure of any other Lender to make the Term Loan to be made by such other Lender.

               (c) Each Lender's Term Loan shall be evidenced by that Lender's Term Note, subject to the provisions of Section 2.6.
                                        -----------

          (c) AMENDMENT TO SECTION 3.1 OF THE LOAN AGREEMENT. Section 3.1 of the
              ----------------------------------------------
Loan Agreement shall be deemed to be amended by deleting subsection (b) thereof in its entirety and substituting in lieu thereof the following revised subsection (b):

          (b) the aggregate principal amount of the Term Loans shall, if not sooner paid, be payable in full on the Maturity Date, i.e. on October
                                                                ----
          30, 1997.

          (d) Amendment to Section 3.2 of the Loan Agreement. Section 3.2 of the
              ----------------------------------------------
Loan Agreement shall be deemed to be amended by deleting the second sentence of subsection (a) thereof in its entirety and substituting in lieu thereof the following:

          On such effective date, upon compliance by Borrower with the provisions of Sections 2.2(i) and 3.8, the Commitment shall reduce to zero, and in accordance with Sections 3.3(a) and 3.3(e), Borrower shall immediately pay any outstanding principal amounts of the Revolving

          Credit Loan and the Term Loans, together with any accrued and unpaid interest, any accrued and unpaid commitment fees pursuant to Section
          3.7 and accrued and unpaid letter of credit fees pursuant to Section
          3.9 in cash.

          (e) AMENDMENT TO SECTION 3.3 OF THE LOAN AGREEMENT. Section 3.3 of the
              ----------------------------------------------
Loan Agreement, as previously amended pursuant to the Third Amendment, shall be deemed to be further amended by

          (i) deleting subsection (c) thereof in its entirety and substituting in lieu thereof the following revised subsection (c):

              (c) Except as otherwise provided in Section 6.1 or in the Intercreditor Agreement with regard to the Noteholders' Primary Collateral, the outstanding principal amounts of the Revolving Credit Loan and the Term Notes shall be payable in amounts equal to one hundred percent (100%) of the proceeds of any sale of Borrower's Property (net of reasonable expenses of sale except in the case of sales of Accounts or Inventory), and of any insurance proceeds or payments of compensation for any Property taken by condemnation or eminent domain which the Agent retains as provided in Section 6 of the Security Agreement or in Section 7 or 8 of the Mortgage, as applicable. All such payments shall be applied first in payment of Advances outstanding under the Revolving Credit Loan and then, to the extent that no Advances are outstanding, in payment of the Term Loans, except that if a Default or Event of Default has occurred and is continuing, such payments may be applied by the Majority Lenders in payment of the Obligations in such order as the Majority Lenders elect.

           (ii) adding at the end thereof a new subsection (e) to read as follows:

          (e) The Term Loans shall be prepaid in full on the date of termination of the Commitment pursuant to Section 3.2(a) hereof, together with accrued and
                              --------------
unpaid interest thereon.

          (f) AMENDMENT TO SECTION 3.4 OF THE LOAN AGREEMENT. Section 3.4 of the
              -----------------------------------------------
Loan Agreement is hereby amended by deleting subsection (b) thereof in its entirety and substituting in lieu thereof the following revised subsection (b):

          (b) Except as otherwise provided in Sections 3.5, 3.16 and 3.22, the Revolving Credit Loan and the Term Loans shall bear interest at the Floating Rate.

          (g) AMENDMENT TO SECTION 3.5 OF THE LOAN AGREEMENT. Section 3.5 of the
              ----------------------------------------------
Loan Agreement is hereby amended by deleting subsection (c) thereof in its entirety and substituting in lieu thereof the following revised subsection (c):

          (c) Except as otherwise provided in Sections 3.5(d), 3.5(e), 3.14,
          3.16 and 3.22, at all times during an Interest Period selected by Borrower in a Request for Fixed Rate Election, the Revolving Credit Loan or the Term Loans, or both, as elected by Borrower, shall bear interest at the Fixed Rate.


          (h) AMENDMENT TO SECTION 3.6 OF THE LOAN AGREEMENT. Section 3.6 of the
              ----------------------------------------------
Loan Agreement shall be deemed to be amended by changing the references to the "Term Loans" therein to references to the "1992 Term Loans".

          (i) DELETION OF SECTION 3.11 OF THE LOAN AGREEMENT. Section 3.11 of
              ----------------------------------------------
the Loan Agreement shall be deemed to be deleted in its entirety and the phrase "[Intentionally Omitted]" substituted in lieu thereof.

          (j) AMENDMENT TO SECTION 3.17 OF THE LOAN AGREEMENT. Section 3.17 of
              -----------------------------------------------
the Loan Agreement is hereby amended by deleting the first sentence thereof in its entirety and substituting in lieu thereof the following:

          Interest shall be payable at the rate or rates herein specified on each Monthly Payment Date and on the Commitment Termination Date, in the case of the Revolving Credit Loan; on each Monthly Payment Date and on the Maturity Date (or if earlier on the date of prepayment of the Term Loans in full), in the case of the Term Loans; and on demand, after the occurrence of an Event of Default, in the case of any of the Loans.

          (k) AMENDMENT TO SECTION 5.1 OF THE LOAN AGREEMENT. Section 5.1 of the
              ----------------------------------------------
Loan Agreement shall be deemed to be deleted in its entirety and the following revised Section 5.1 substituted in lieu thereof:

          5.1  Use of Proceeds.  Borrower shall use the proceeds of the Term
               ---------------
          Loans made hereunder only to repay Advances; use the proceeds of Advances made hereunder only for Capital Expenditures permitted hereunder and for working capital and for other general corporate purposes of Borrower; and use Letters of Credit arranged for hereunder only to secure Borrower's obligations with respect to workers' compensation, capital lease obligations, purchase money financings of Equipment, patent, trademark and technology licensing arrangements, Equipment purchases from foreign vendors and for other general corporate purposes of Borrower, in each case to the extent that such purpose is not otherwise prohibited by this Agreement.

          (l) AMENDMENT TO SECTION 8.1 OF THE LOAN AGREEMENT. Section 8.1 of the
              ----------------------------------------------
Loan Agreement shall be deemed amended by changing each reference therein to "Term Loan" and "Term Loans" to references to "1992 Term Loan" and "1992 Term Loans", respectively, and by changing each reference therein to "Term Note" and "Term Notes" to references to "1992 Term Note" and "1992 Term Notes", respectively.

          (m) APPLICATION OF SECTION 8.2 OF THE LOAN AGREEMENT. Borrower
              ------------------------------------------------
acknowledges that each of the conditions specified in subsections (b) through
(e) of Section 8.2 of the Loan Agreement shall constitute conditions precedent to the making of the Term Loans contemplated by this Amendment.

          (n) AMENDMENT TO SECTION 11.8 OF THE LOAN AGREEMENT. Section 11.8 of
              -----------------------------------------------
the Loan Agreement shall be deemed amended by adding the following subsection
(g) at the end thereof:

          (g) Notwithstanding anything contained herein to the contrary, any assignment by a Lender pursuant to subsection (b) above or participation by a Lender pursuant to subsection (f) above shall be made by such Lender on a pro rata basis as between its Pro Rata Share of the Commitment and its Term Loan.

          (o) NEW EXHIBIT "N" TO THE LOAN AGREEMENT.  Exhibit N attached hereto
              -------------------------------------
shall be deemed to replace Exhibit "N" to the Loan Agreement.
                           -----------

          2.     CONDITIONS PRECEDENT.  This Amendment shall not become
                 --------------------
effective unless and until all of the following conditions precedent have been fulfilled to the satisfaction of GE Capital:

           (a) Borrower shall have paid to GE Capital the amendment fee described in Section 3 below.

          (b) Borrower shall have issued to GE Capital a Term Note in the amount of $7,500,000 evidencing the Term Loan (as defined in Section 1(a)(xi) above) to be made by GE Capital under the Loan Agreement, as amended hereby, and shall have entered with GE Capital into amendments to such other of the Loan Documents as GE Capital shall deem necessary or appropriate in order to give effect to this Amendment, each to be in form and substance satisfactory to GE Capital and, to the extent that GE Capital determines that it is necessary to record any such amendment in any public records, Borrower shall have paid all taxes and fees payable in connection therewith.

          (c) Borrower shall have delivered to GE Capital resolutions of its Board of Directors, authorizing the execution, delivery and performance by Borrower of this Amendment and all other Loan Documents to be executed in connection herewith, certified by the Secretary or an assistant secretary of Borrower to be true, correct and complete.

          (d) Borrower shall have obtained written consents to the Borrower's obtaining of the Term Loans and execution, delivery and performance of this Amendment from the number of holders of the 1993 Securities and the 1994 Securities whose consent is required pursuant to the Restated Indenture, which consents shall be in form and substance satisfactory to GE Capital and shall include, in any event (i) amendments to Section 4.08(a)(w) of the Restated Indenture to provide that the maximum amount of Indebtedness which Borrower may incur under the Loan Agreement is Ninety-Two Million Five Hundred Thousand Dollars ($92,500,000), rather than Eighty-Five Million Dollars ($85,000,000) and may include term indebtedness under the Term Loans, (ii) an acknowledgment of the Trustee and such holders of the 1993 Securities and the 1994 Securities that, after giving effect to the amendments described in the preceding clause
(i), the Term Loans contemplated to be made hereby are permitted to be made and incurred pursuant to Section 4.2(a) of the Intercreditor Agreement and that the Term Loans shall constitute "Revolving Obligations" for all purposes of the Intercreditor Agreement, and (iii) a consent by such holders to an amendment to the Intercreditor Agreement to give effect to the foregoing.

          (e) The Agent and the Trustee shall have entered into such amendments to the Intercreditor Agreement as GE Capital shall deem necessary or appropriate in connection with the transactions contemplated hereby.

          (f) GE Capital shall be satisfied (based on certifications of Borrower's officers and other evidence satisfactory to it) that (1) from and after the date of the making of the Term Loans, the Loan Agreement, as further amended by this Amendment, shall continue to constitute the "Credit Agreement" within the meaning of the Senior Subordinated Note Indenture, (2) the Term Loans contemplated hereby constitute "Senior Indebtedness" of Borrower and indebtedness under the "Credit Agreement" within the meaning of the Senior Subordinated Note Indenture, (3) the holders thereof from time to time shall be entitled to all of the rights of a holder of "Senior Indebtedness" pursuant to
Article 10 of the Senior Subordinated Note Indenture and (4) notwithstanding the making of the Term Loans, all other Obligations of Borrower to Lenders under the Loan Agreement and the Other Loan Documents shall continue to constitute "Senior Indebtedness".

          (g) GE Capital shall have received an opinion of Borrower's counsel, in form and substance satisfactory to it, as to the matters described in the preceding clause (f).

           (h) No Default or Event of Default shall have occurred and be continuing.

          3.     AMENDMENT FEE.  On the date hereof, Borrower shall pay to GE
                 -------------
Capital an amendment fee in the amount of One Hundred Fifty Thousand Dollars ($150,000). Such fee shall be fully earned and non-refundable on the date hereof.

          4.     COLLATERAL.  Borrower acknowledges that pursuant to the terms
                 ----------
of the Loan Agreement and the other Loan Documents, Borrower's Obligations under the Term Loans are secured by all of the Collateral.

           5.    OTHER AGREEMENTS.
                 ----------------

          (a) Except as set forth expressly herein and above, all terms of the Loan Agreement and the other Loan Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of Borrower to the Agent and Lenders, subject to Debtor Relief Laws. In furtherance of the foregoing, Borrower acknowledges that from and after the date hereof, it shall continue to be bound by all provisions of the Loan Agreement as amended hereby. To the extent any terms and conditions in any of the other Loan Documents shall contradict or be in conflict with any terms or conditions of the Loan Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified and amended accordingly to reflect the terms and conditions of the Loan Agreement as modified and amended hereby.

          (b) Borrower hereby affirms that each of the representations and warranties of Borrower contained in the Loan Agreement or in any of the other Loan Documents is correct in all material respects on and as of the date hereof and after giving effect to this Amendment (except to the extent that such representations and warranties relate solely to an earlier date and except as affected by transactions expressly contemplated by the Loan Agreement or this Amendment). In addition, with respect to this Amendment, Borrower warrants and represents as follows: The execution, delivery and performance by Borrower of this Amendment and the other Loan Documents contemplated hereby, (i) are within Borrower's corporate power;
(ii) have been duly authorized by all necessary or proper corporate action;
(iii) are not in contravention of any provision of Borrower's articles of incorporation or bylaws; (iv) will not violate any law or regulation, or any order or decree of any court or governmental instrumentality; (v) will not require a consent or approval under, conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which Borrower is a party or by which Borrower or any of its property is bound (after giving effect to the consents of the holders of the Restated Indenture Notes which have been obtained in connection with the Tenth Amendment); (vi) will not result in the creation or imposition of any Lien upon any of the property of Borrower other than those in favor of the Agent pursuant to the Loan Documents; and (vii) do not require the authorization, consent, approval, order, license or permit from, or filing, registration or qualification with, any Governmental Agency in order to authorize or permit such
execution, delivery and performance under applicable Laws.   This Amendment has
been duly executed and delivered for the benefit of or on behalf of Borrower and constitutes a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms subject to Debtor Relief Laws. Borrower further represents and warrants that (i) after giving effect to the making of the Term Loans contemplated hereby, the representations of Borrower set forth in Section 4.21(i) of the Loan Agreement continue to be true and correct in all respects with respect to the Term Loans contemplated hereby and all other Obligations; (ii) Borrower has calculated its Fixed Charge Coverage Ratio (as defined in the Senior Subordinated Note Indenture) for the four full fiscal quarters next preceding the date hereof, on a pro forma basis (including a pro forma application of the net proceeds of the Term Loans) as if the Term Loans had been incurred at the beginning of such four-quarter period, (iii) after consultation with its counsel, the calculation described in the immediately preceding clause (ii) complies with the requirements of the definition of Fixed Charge Coverage Ratio set forth in the Senior Subordinated
Note Indenture as modified by the provisions of Section 4.09 thereof, and (iv) based on such calculation, Borrower's Fixed Charge Coverage Ratio, on a pro forma basis after giving effect to the incurrence of the Term Loan for the four fiscal quarters next preceding the date hereof, was at least 1.65 to 1.

           (c) Borrower hereby represents that no Default or Event of Default has occurred and is continuing as of the date hereof.

          (d) Borrower agrees to pay on demand all reasonable costs and out-of-pocket expenses of GE Capital in connection with the preparation, execution, delivery and enforcement of this Amendment, the closing hereof, and any other transactions contemplated hereby, including the fees and out-of-pocket expenses of King & Spalding, counsel to GE Capital.

          (e) To induce the Agent and Lenders to enter into this Amendment, Borrower hereby acknowledges and agrees that, as of the date hereof, there exists no right of offset, defense or counterclaim in favor of Borrower as against the Agent or Lenders with respect to the Obligations.

          (f) This Amendment shall be governed by, and construed in accordance with the laws of the State of New York applicable to contracts made and performed in such State and all applicable laws of the United States of America.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed under seal by their respective officers thereunto duly authorized, as of the date first above written.


                                      FORSTMANN & COMPANY, INC.


                                      By: /s/ Rod J. Peckham
                                          ------------------
                                          Rod J. Peckham,  Vice President
                                          and Treasurer


                                      GENERAL ELECTRIC CAPITAL
                                      CORPORATION, as Agent and initial
                                      Lender


                                      By: /s/ Rick Luck
                                         --------------
                                         Rick Luck,
                                         Vice President, GE Capital
                                         Commercial Finance, Inc., being
                                         duly authorized


                                         Dollar amount of Term Loan:
                                         $7,500,000